Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Healthy Choice Wellness Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common stock, par value $0.001 per share, underlying warrants	457(a)	460,000 (1)	$10.00	(2)	4,600,000	(2)	0.00014760	$678.96
	Total Offering Amounts									$678.96
	Total Fees Previously Paid									678.96
	Net Fee Due									$0

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended